UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2015

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed, on June 19, 2015, Harvest Natural Resources, Inc. (the "Company") issued and sold to CT Energy Holding SRL ("CT Energy"), among other securities, a five-year, 9.0% convertible senior secured note in the aggregate principal amount of $6.975 million (the "Convertible Note"). On September 15, 2015 CT Energy notified the Company of its election to convert the entire aggregate principle amount of the Convertible Note, plus accrued and unpaid interest, into 8,667,597 shares of the Company’s common stock at a conversion price of $0.82 per share. The Company expects to issue CT Energy the shares of common stock pursuant to the conversion no later than September 18, 2015. In connection with the conversion, the Company will redeem all 69.75 shares of the Company’s outstanding Series C preferred stock, which had provided CT Energy with voting rights equivalent to the common stock underlying the Convertible Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

September 17, 2015	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President and General Counsel